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                     [Letterhead of KPMG Peat Marwick LLP]

                                                                    EXHIBIT 15.1



                          INDEPENDENT AUDITORS' REPORT
                          ----------------------------


The Board of Directors
Payless Cashways, Inc.:


We have reviewed the accompanying condensed balance sheets of Payless Cashways, Inc. as of February 28, 1998 and March 1, 1997 and the related condensed statements of operations and cash flows for the thirteen-week periods then ended. These condensed financial statements are the responsibility of the Company's management.

We conducted our reviews in accordance with standards established by the American Institute of Certified Public Accountants. A review of interim financial information consists principally of applying analytical procedures to financial data and making inquiries of persons responsible for financial and accounting matters. It is substantially less in scope than an audit conducted in accordance with generally accepted auditing standards, the objective of which is the expression of an opinion regarding the financial statements taken as a whole. Accordingly, we do not express such an opinion.

Based on our reviews, we are not aware of any material modifications that should be made to the accompanying condensed financial statements for them to be in conformity with generally accepted accounting principles.

We have previously audited, in accordance with generally accepted auditing standards, the balance sheet of Payless Cashways, Inc. as of November 29, 1997 and the related statements of operations, shareholders' equity and cash flows for the fiscal year then ended (not presented herein); and in our report dated January 19, 1998, we expressed an unqualified opinion on those financial statements. In our opinion, the information set forth in the accompanying condensed balance sheet as of November 29, 1997 is fairly presented, in all material respects, in relation to the balance sheet from which it has been derived. Our report states that the November 29, 1997 balance sheet reflects the application of fresh-start reporting as of that date and, therefore, is not comparable in all respects to the balance sheets of the Company prior to November 29, 1997.


s/ KPMG Peat Marwick LLP

Kansas City, Missouri
March 17, 1998